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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ----------------------

                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                           ----------------------


DATE OF REPORT:   June 13 , 2002
DATE OF EARLIEST EVENT REPORTED:   June 11, 2002


                         ICN PHARMACEUTICALS, INC.
           (Exact name of registrant as specified in its charter)


    DELAWARE                    1-11397                      33-0628076
(State or other          (Commission File Number)         (I.R.S. Employer
jurisdiction of                                        Identification Number)
incorporation or
organization)

                             3300 HYLAND AVENUE
                        COSTA MESA, CALIFORNIA 92626

                  (Address of principal executive offices)




REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:          (714) 545-0100

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Item 5.   Other Events.
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          On June 11, 2002, IVS Associates, Inc. the inspectors of election for the ICN Pharmaceuticals, Inc. (the "Company") 2002 Annual Meeting of Stockholders, held on May 29, 2002 (the "2002 Annual Meeting"), issued their Final Report of the Inspectors of Election (the "Final Report") with respect to the 2002 Annual Meeting. The Final Report indicated that Richard
H. Koppes, Robert W. O'Leary and Randy H. Thurman were elected to the Company's Board of Directors at the 2002 Annual Meeting. Messrs. Koppes, O'Leary and Thurman took office as directors immediately upon receipt of the Final Report and will hold office until the Company's 2005 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified.

Accordingly, the Company's Board currently consists of the following directors with terms expiring in the years indicated: Milan Panic, Roderick
M. Hills and Norman Barker, Jr. (2003); Edward A. Burkhardt, Ronald R. Fogleman and Steven J. Lee (2004); and Messrs. Koppes, O'Leary and Thurman
(2005). Senator Birch E. Bayh, Jr., Abraham E. Cohen, Adam Jerney, Stephen
D. Moses and Rosemary Tomich are no longer directors of the Company. Jean-Francois Kurz had previously resigned from the Company's Board on May 24, 2002 as reported by the Company on a Form 8-K filed May 28, 2002.

          In addition, on June 12, 2002, Mr. Panic, the Company's Chief Executive Officer ("CEO") and Chairman of the Board, announced his retirement as CEO, effective at the end of June, 2002. Mr. Panic will remain as a director of the Company.




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                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

          Dated: June 13, 2002

                                       ICN PHARMACEUTICALS, INC.


                                       By:   /s/ Gregory Keever
                                            -----------------------------------
                                       Name:  Gregory Keever
                                       Title: Executive Vice President, General
                                              Counsel and Corporate Secretary